As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bitdeer Technologies Group

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

08 Kallang Avenue

Aperia tower 1, #09-03/04

Singapore 339509

Telephone: +65 62828220

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Will H. Cai, Esq.
Cooley LLP
c/o 35/F Two Exchange Square
8 Connaught Place
Central, Hong Kong
+852 3758-1200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2025

PROSPECTUS

Bitdeer Technologies Group

Up to 186,627 Class A Ordinary Shares

This prospectus relates to the resale or other disposition from time to time of up to 186,627 Class A ordinary shares, par value of US$0.0000001 per share, of Bitdeer Technologies Group (the “Class A Ordinary Shares”), which were issued upon the exercise of a certain warrant (the “Warrant”) held by the selling securityholder named in this prospectus under the caption “Selling Securityholder” (the “Selling Securityholder”). The Warrant was originally issued to the Selling Securityholder on May 30, 2024, pursuant to that certain subscription agreement dated May 30, 2024 (the “Subscription Agreement”) and was initially exercisable for 5,000,000 Class A Ordinary Shares. The Warrant contains a weighted-average anti-dilution provision that adjusts the number of shares issuable upon exercise if we issue shares at a price below the Warrant’s then-effective exercise price. Due to certain dilutive issuances, the number of Class A Ordinary Shares issuable upon exercise of the Warrant increased from 5,000,000 to 5,186,627. We previously registered the resale of the initial 5,000,000 shares issuable under the Warrant pursuant to the registration statement on Form F-3 (File No. 333-280041) filed on June 7, 2024, and declared effective by the Securities and Exchange Commission (“SEC”) on June 20, 2024. This prospectus covers the resale of the additional 186,627 Class A Ordinary Shares that became issuable as a result of the anti-dilution adjustment.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale or other disposition of Class A Ordinary Shares by the Selling Securityholder.

The Selling Securityholder or its pledges, transferees or other successors-in-interest may, from time to time, offer and sell or otherwise dispose of the Class A Ordinary Shares in public transactions or in privately negotiated transactions, without limitation, at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the Selling Securityholder. The Selling Securityholder may offer and sell the Class A Ordinary Shares held directly by it or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions. The Selling Securityholder will pay all underwriting discounts, brokerage fees or selling commissions, if any, applicable to the sale of the Class A Ordinary Shares. We are paying certain other expenses relating to this offering and the registration of the Class A Ordinary Shares with the SEC. For further information regarding the possible methods by which the Class A Ordinary Shares may be distributed, see the section titled “Plan of Distribution” of this prospectus.

The Class A Ordinary Shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” On August 25, 2025, the last reported sales price of our Class A Ordinary Shares was US$13.12 per share.

We are a “foreign private issuer,” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See the section titled “Summary of the Prospectus—Foreign Private Issuer”.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Securityholder of the securities described in this prospectus.

Before buying any of the securities that are offered by this prospectus, you should carefully read this prospectus with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Selling Securityholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents or as of the date that is specified for a particular matter in those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the “Company,” “Bitdeer” and references to “we,” “us,” or similar such references should be understood to be references to Bitdeer Technologies Group and its subsidiaries. When this prospectus refers to “Bitdeer” “we,” “us,” or similar such references in the context of discussing Bitdeer’s business or other affairs prior to the consummation of the business combination on April 13, 2023 (the “Business Combination”), it refers to the business of Bitdeer Technologies Holding Company and its subsidiaries. Following the date of consummation of the Business Combination, references to “Bitdeer” “we,” “us,” or similar such references should be understood to refer to Bitdeer Technologies Group and its subsidiaries. References to “Class A Ordinary Shares” refer to Class A ordinary shares of a par value of US$0.0000001 each, in the share capital of the Company. References to “Class V Ordinary Shares” refer to Class V ordinary shares of a par value of US$0.0000001 each, in the share capital of the Company. References to “Ordinary Shares” refer to Class A Ordinary Shares and Class V Ordinary Shares, collectively.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

We desire to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	price and volatility of Bitcoin and other cryptocurrencies;

●	our ability to maintain competitive positions in proprietary hash rate;

●	our ability to procure and/or manufacture mining rigs at a lower cost;

●	our ability to expand mining datacenters or begin or complete any project that is “in the pipeline,” contracted or negotiated but not yet under active construction;

●	our ability to develop and deploy new generations of mining rigs;

●	our ability to control electricity cost;

●	our ability to make effective judgments regarding pricing strategy and resource allocation;

●	our ability to upgrade and expand product offerings and to successfully develop our ASIC and mining rig and HPC and AI cloud business;

●	regulatory changes or actions that may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations.

●	the risks to our business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;

●	the volatility of the market price of our Class A ordinary shares, which could cause the value of your investment to decline;

●	the risk that an active trading market for our Class A ordinary shares may never develop or be sustained;

●	our ability to maintain the listing of Class A ordinary shares on Nasdaq;

●	the trading price of our securities, which has been and may continue to be volatile;

●	unexpected costs or expenses;

●	future issuances, sales or resales of our Class A ordinary shares;

●	our expectation regarding the use of proceeds from our financing activities;

●	our expectations regarding our cash runway;

●	general economic and business conditions in our markets; and

●	other risk factors discussed in the section titled “Risk Factors” of this prospectus.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should carefully read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and our financial statements before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section titled “About this Prospectus.” For additional information, see the section titled “Where You Can Find More Information.” Each item in this summary refers to the page of this prospectus on which that subject is discussed in more detail.

The Company

We are a world-leading technology company for Bitcoin mining. We are committed to providing comprehensive computing solutions for our customers. We handle complex processes involved in computing, such as equipment procurement, transport logistics, datacenter design and construction, equipment management, and daily operations. Additionally, we offer advanced cloud capabilities to support customers with high demand for artificial intelligence (AI).

Headquartered in Singapore, we currently operate seven mining datacenters in the United States, Norway and Bhutan with an aggregate electrical capacity of 1,257 MW as of July 31, 2025. From these mining datacenters, we generate hash rate under management which is categorized into proprietary and hosting hash rate. As of July 31, 2025, our proprietary hash rate was 22.5 EH/s. Together with the 13.9 EH/s hosting hash rate generated from mining rigs hosted in our mining datacenters, we possessed a total of 36.4 EH/s of hash rate under management as of July 31, 2025. We expect to continue increasing our hash rate through 2025 and beyond through conversion of our existing hosting capacity, executing on pipeline capacity, and pursuing expansion opportunities on a global scale. As of July 31, 2025, we possessed an aggregate pipeline capacity of 1,433 MW in the United States, Norway, Bhutan, Canada and Ethiopia.

We primarily operate five interconnected business lines – “self-mining,” “hash rate sharing,” “hosting,” “ASIC and mining rig business,” and “HPC and AI cloud business.”

●	Self-mining refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency.

●	Through Cloud Hash Rate, our primary hash rate sharing solution, we sell our proprietary hash rate to customers, offering hash rate subscription plans at fixed prices and sharing mining income with them under certain arrangements.

●	Our hosting services offer customers one-stop mining rig hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining rigs from which they derive computing power under a “group-buying” model, or send their mining rigs to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option.

●	In our ASIC and mining rig business, we leverage proprietary ASIC technology to develop, manufacture, and commercialize our SEALMINER mining rigs to diversify our revenue streams and accelerate the growth of our self-mining operations. We began generating sales revenue from our ASIC and mining rig business in 2025 and deployed some rigs to our mining datacenters to expand our self-mining operations. We believe our ASIC technology platform will allow vertical integration and enable us to capture the upside ASIC margins via self-mining and sales of mining rigs to third parties, such as rapid hash rate development, a lower cost structure, enhanced capital efficiency, and an improved supply chain compared to the broader industry.

●	In our HPC and AI cloud business, we offer advanced cloud capabilities and HPC services to customers with high demand for AI and computing. We operate the first cloud service platform in Asia that offers AI cloud services powered by NVIDIA DGX SuperPOD H100 system. Our AI cloud services help customers accelerate their development of generative AI, large language models (LLMs), and other AI workloads.

Our operations in mining datacenters are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining rig upgrade and substantially decrease operations and maintenance headcount.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A ordinary shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our Form 20-F.

Controlled Company

Mr. Jihan Wu currently controls a majority of the voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of our board of directors consists of independent directors;

●	that we conduct an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility; and

●	that director nomination be selected, or recommended for selection by our board of directors, by (i) a majority of our independent directors in a vote in which only our independent directors participate or (ii) a nominations committee composed solely of independent directors.

As of the date of this prospectus, we have elected not to comply with any of the requirements listed above, except that our nominating and corporate governance committee and compensation committee have written charters addressing their respective purposes and responsibilities. We may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

Our principal executive offices are located at 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509. Our telephone number at this address is +65 6282-8220. Our registered office in the Cayman Islands is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our corporate website is www.bitdeer.com. The information contained in, or accessible through, our website is not part of, and is not incorporated into, this prospectus, and investors should not rely on any such information in deciding whether to invest in our shares.

THE OFFERING

Class A Ordinary Shares offered by the Selling Securityholder	186,627 Class A Ordinary Shares

Terms of offering	The Selling Securityholder will determine when and how it will sell the Class A Ordinary Shares offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale or other disposition of Class A Ordinary Shares in this offering. The Selling Securityholder will receive all of the net proceeds from the sale of the Class A Ordinary Shares offered hereby.

Risk factors	See the section titled “Risk Factors” and the other information included in this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the risks relating to investing in the Class A Ordinary Shares. You should carefully consider these risks before deciding to invest in our Class A Ordinary Shares.

Nasdaq Ticker-Symbol	Class A Ordinary Shares are listed on Nasdaq under the trading symbol “BTDR.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F and the other documents that are filed after the date hereof that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being offered. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business, results of operations, financial condition and prospects.

Summary of Risk Factors

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. These risks include, among others, the following:

Risks Related to Our Business, Operations, Industry and Financial Condition

●	The cryptocurrency industry in which we operate is characterized by constant changes. If we fail to continuously innovate and to provide solutions or services that meet the expectations of our customers, we may not be able to attract new customers or retain existing customers, and hence our business and results of operations may be adversely affected.

●	Our results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation.

●	Delays in the expansion of existing mining datacenters or the construction of new mining datacenters or significant cost overruns could present significant risks to our business and could have a material adverse effect on our business, financial condition and results of operations.

●	The supply of Bitcoins available for mining is limited and we may not be able to quickly adapt to new businesses when all the Bitcoins have been mined.

●	Although we have an organic way of growing our mining fleets, our business is nevertheless capital intensive. We may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

●	We may not be able to maintain our competitive position as cryptocurrency networks are witnessing increases in the total network hash rate.

●	We may be unable to execute our growth strategies or effectively maintain our rapid growth trends.

●	Issues in the development and use of AI may result in reputational or competitive harm or liability.

●	If we fail to succeed in ASIC and mining rig business, HPC and AI cloud business or other markets we seek to penetrate into, our revenues, growth prospects and financial condition could be materially and adversely affected.

●	Our ASIC and mining rig business currently depends on supplies from a third-party foundry partner, and any failure to obtain sufficient foundry capacity from such third-party foundry partner would significantly delay the shipment of our products.

Risks Related to Cryptocurrencies

●	Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that we have made for how to account for cryptocurrencies transactions may be subject to change.

●	Any loss or destruction of a private key required to access our cryptocurrency is irreversible. We also may temporarily lose access to our cryptocurrencies.

●	Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for our products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and the regulatory landscape governing digital asset exchanges is rapidly evolving, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

●	We may not have adequate sources of recovery if the cryptocurrencies held by us are lost, stolen or destroyed due to third-party cryptocurrencies custodial services or if we cannot redeem or withdraw our cryptocurrencies invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

●	Potential that, in the event of a bankruptcy filing by a custodian, cryptocurrency held in custody could be determined to be property of a bankruptcy estate and we could be considered a general unsecured creditor thereof.

Risks Related to Regulatory Compliance and Other Legal Matters

●	We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations.

●	The nature of our business requires the application of complex financial accounting rules. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

●	Our interactions with a blockchain may expose us to specially designated nationals (“SDN”) or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

●	Our mining datacenters may be located on property whose owner has not obtained the approval of relevant authorities, and we may be ordered to relocate from that property.

●	As we continue to expand and localize our international activities, our obligations to comply with the laws, rules, regulations and policies of a variety of jurisdictions will increase and we may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.

Risks Related to Our Securities

●	A market for Class A ordinary shares may not develop, which would adversely affect the liquidity and price of Class A ordinary shares.

●	We may issue additional Class A ordinary shares or other equity or convertible debt securities without approval of the holders of Class A ordinary shares, which would dilute existing ownership interests and may depress the market price of Class A ordinary shares.

●	The dual-class structure of our ordinary shares may adversely affect price and liquidity of Class A ordinary shares.

●	Future sales, or the possibility of future sales of, a substantial number of our ordinary shares may depress the price of such securities.

Risks Related to Taxation

●	We are subject to tax risks related to our multinational operations.

●	We may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of Class A ordinary shares.

●	Because under certain attribution rules the Company’s non-U.S. subsidiaries may be treated as controlled foreign corporations for U.S. federal income tax purposes, there could be adverse U.S. federal income tax consequences to certain U.S. Holders of Class A ordinary shares who own, directly or indirectly, ten percent or more of Class A ordinary shares.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025.

This registration statement relates to the resale of Class A Ordinary Shares by the Selling Securityholder. The Class A Ordinary Shares being registered were issued in May 2025 upon the exercise of a certain warrant. The financial impact of this warrant exercise is already reflected in our actual capitalization as of June 30, 2025, as presented below. We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Securityholder.

You should read this table in conjunction with other sections of this prospectus (as supplemented or amended) and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

As of June 30, 2025 (US$ in thousands)
Actual
Cash and cash equivalents	299,792
Borrowings	533,076
Equity:
Share Capital	*
Treasury equity	(290,607)
Accumulated deficit	(387,264)
Reserves	1,384,622
Total shareholders’ equity	706,751
Total capitalization	1,539,619

* Amount less than US$1,000

The number of Ordinary Shares outstanding in the table above is based on 167,316,601 Class A Ordinary Shares and 44,399,922 Class V Ordinary Shares outstanding as of June 30, 2025 on an actual basis and excludes the following:

●	7,094,457 Class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans as of June 30, 2025 and 72,200 Class A ordinary shares that have been repurchased but not cancelled;

●	1,209,951 Class A Ordinary Shares that we sold after June 30, 2025 and prior to the date of this prospectus, pursuant to that certain At Market Issuance Sales Agreement, dated as of March 18, 2024, by and among us, B. Riley Securities, Inc., Cantor Fitzgerald & Co., Needham & Company, LLC, StockBlock Securities LLC, Roth Capital Partners, LLC and Rosenblatt Securities Inc.; and

●	2,036,383 Class A Ordinary Shares issued to VENTE Technology Growth Investments L.P. on July 21, 2025, upon the conversion of the Definitive Certificate for the Convertible Notes dated July 23, 2021, which represented an outstanding principal amount of US$15,000,000 and was originally issued by Bitdeer Technologies Holding Company, our wholly-owned subsidiary.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A Ordinary Shares in this offering. The Selling Securityholder will receive all of the proceeds from this offering.

The Selling Securityholder will pay any underwriting discounts and commissions and placement agent fees or other similar expenses incurred by the Selling Securityholder for brokerage, or legal services or any other expenses incurred by the Selling Securityholder in disposing of the Class A Ordinary Shares. We will bear all other fees and expenses incurred in effecting the resale registration of the Class A Ordinary Shares covered by this prospectus, including registration, listing, qualification and filing fees, depositary fees, fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We may declare dividends on the Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the Companies Act (As Revised) of the Cayman Islands, which permits the distribution of dividends only out of either profit or the credit standing in our share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in our ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid. Under our articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Taxation” for additional information.

DESCRIPTION OF SECURITIES

The Class A Ordinary Shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Class A Ordinary Shares and Class V Ordinary Shares.

Description of Ordinary Shares

Ordinary Shares

General. Our Ordinary Shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their Ordinary Shares. Our Ordinary Shares are divided into Class A Ordinary Shares and Class V Ordinary Shares. Holders of our Class A Ordinary Shares and Class V Ordinary Shares have the same rights except for voting and conversion rights. See “––Voting Rights” below for additional information. Class V Ordinary Shares shall only be held by (i) Mr. Jihan Wu (the “Founder”), (ii) all limited partnerships, private companies or other vehicles of which more than 50% beneficial ownership or voting power are held directly or indirectly by the Founder, and (iii) a trust controlled by the Founder for the benefit of the Founder or his family, and all limited partnership, private companies or other vehicles wholly owned by such trust, including without limitation, Victory Courage Limited (collectively, “Founder Entities”).

Conversion. Each Class V Ordinary Share shall automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on any transfer by a Founder Entity to a person or entity that is not a Founder Entity of any beneficial ownership of, or economic interest in, such Class V Ordinary Share or the control over the voting rights attached to such Class V Ordinary Share (through any contracts, voting proxies or otherwise); provided, however, that on the grant by a Founder Entity of any lien, charge, mortgage or other encumbrance (a “Security Interest”) over the Class V Ordinary Shares held by it, unless and until the legal ownership of such shares is transferred pursuant to such Security Interest (including any enforcement or foreclosure in connection therewith).

Each Class V Ordinary Share is convertible into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) at any time at the option of the holder thereof. Each Class V Ordinary Share held by a Founder Entity shall automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) upon the death or incapacity of the Founder.

Dividends. The holders of our Ordinary Share are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid.

Voting Rights. Holders of our Ordinary Share have the right to receive notice of, attend and vote at general meetings of our Company. Holders of our Class A Ordinary Share and Class V Ordinary Share shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one (1) vote and each Class V Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total Ordinary Share which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the Ordinary Shares which are cast by those of our shareholders who are entitled to do so attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of Ordinary Shares which cast by those of our shareholders who are entitled to do so attend and vote at the meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the Ordinary Share may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present or by proxy, who alone or together hold not less than 50% of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

The Cayman Companies Act does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, the Cayman Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of our company.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the Cayman Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by a special resolution of our shareholders and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.

Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account) if our company can, immediately following on which such payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares, or the redemption or purchase of any shares of any class by us. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights;

●	the rights and terms of redemption and liquidation preferences; and

●	any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements. The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) seventy-five percent (75%) in value of shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or against the indemnified person’s own fraud or dishonesty. Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that upon the requisition of any one or more of our shareholders who alone or together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings on the date of deposit of the requisition, our board of directors will be required to convene an extraordinary general meeting. As a Cayman Islands exempted company, we may but are not obliged by law to call shareholders’ annual general meetings. See “—Description of Securities—General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed only for cause by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if at any time our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SELLING SECURITYHOLDER

We are registering 186,627 Class A Ordinary Shares on behalf of the Selling Securityholder to permit the Selling Securityholder and its pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the Class A Ordinary Shares in the manner contemplated under “Plan of Distribution” below.

The following table sets forth the name of the Selling Securityholder, the number of Class A Ordinary Shares beneficially owned by the Selling Securityholder as of July 31, 2025, the number of Class A Ordinary Shares that may be offered under this prospectus and the number of Class A Ordinary Shares beneficially owned by the Selling Securityholder assuming all of the shares covered hereby are sold. The number of Class A Ordinary Shares in the column “Number of Shares Being Offered” represents all of the Class A Ordinary Shares that the Selling Securityholder may offer under this prospectus. The Selling Securityholder may sell some, all or none of its Class A Ordinary Shares. We do not know how long the Selling Securityholder will hold the Class A Ordinary Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale or other disposition of any of the Class A Ordinary Shares. The Class A Ordinary Shares covered hereby may be offered from time to time by the Selling Securityholder.

The information set forth below is based upon information obtained from the Selling Securityholder and upon information in our possession regarding the original issuance of the Class A Ordinary Shares. The percentages of shares owned after the offering are based on 213,882,906 Ordinary Shares outstanding as of July 31, 2025, including (i) 169,482,984 Class A Ordinary Shares (excluding 7,115,204 Class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans and 72,200 Class A Ordinary Shares that have been repurchased but not cancelled), and (ii) 44,399,922 Class V Ordinary Shares.

	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being	Shares Beneficially Owned After Offering(2)
	Number	Percent	Offered	Number	Percent
Tether Holdings, S.A. de C.V.(3)	38,076,689	17.8%	186,627	37,890,062	17.7%

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of share ownership, that is, shares held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of July 31, 2025.

(2)	Assumes that the Selling Securityholder sells all Class A Ordinary Shares registered under this prospectus.

(3)	The number reported under “Shares Beneficially Owned Prior to Offering” consists of 38,076,689 Class A Ordinary Shares. The selling securityholder is Tether Holdings, S.A. de C.V., an entity organized under the laws of El Salvador. This entity was formerly known as Tether Holdings Limited and was a company organized under the laws of the British Virgin Islands. Its principal business address is Final Av. La Revolucion, Edif. Centro, Corporativo Presidente Plaza Nivel 12, San Salvador, H3, 00000.

Relationships and Agreements with the Selling Securityholder

Except as otherwise disclosed in the footnotes to the table above and as described below, the Selling Securityholder does not, and within the past three years has not had, any position, office or other material relationship with us.

On May 30, 2024, we entered into the Subscription Agreement with the Selling Securityholder, pursuant to which we issued and sold to the Selling Securityholder 18,587,360 Class A Ordinary Shares and the Warrant, which initially entitled the holder thereof to purchase 5,000,000 Class A Ordinary Shares at an exercise price of US$10.00 per share. The Warrant is subject to customary anti-dilution provisions reflecting share dividends and splits or other similar transactions, and weighted average anti-dilution protection with respect to the issuance of ordinary shares or ordinary share equivalents for consideration per share less than the initial exercise price of the Warrant. As a result of this anti-dilution provision being triggered, the Warrant became exercisable for a total of 5,186,627 Class A Ordinary Shares. The shares being registered in this prospectus represent the 186,627 additional shares that became issuable due to this adjustment. The Warrant expires one year after issuance of the Warrant and has been fully exercised. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale or other disposition of our Class A Ordinary Shares by the Selling Securityholder.

PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares on behalf of the Selling Securityholder to permit the resale from time to time of the Class A Ordinary Shares by the Selling Securityholder, including its donees, pledgees, transferees or other successors-in-interest, after the date of this prospectus. The Selling Securityholder may, from time to time, sell any or all of the Class A Ordinary Shares beneficially owned by it (including Class A Ordinary Shares issuable upon the exercise of the Warrant) and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices. The Selling Securityholder may use any one or more of the following methods when selling the Class A Ordinary Shares:

●	on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account pursuant to this prospectus;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	repurchase, buy and sell back and similar transactions;

●	privately negotiated transactions;

●	short sales effected after the date of this prospectus;

●	close out short positions and return borrowed Class A Ordinary Shares in connection with such short sales;

●	broker-dealers may agree with a selling shareholder to sell a specified number of such Class A Ordinary Shares at a stipulated price per Class A Ordinary Share;

●	by pledge to secure debts and other transactions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may from time to time pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by it (including Class A Ordinary Shares issuance upon the exercise of the Warrant) and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell Class A Ordinary Shares, from time to time, under this prospectus under applicable provisions of the Securities Act, or under an amendment or supplement to this prospectus amending the name of the Selling Securityholder to include the pledgee, transferee or other successors in interest as the Selling Securityholder under this prospectus.

The Selling Securityholder may also sell Class A Ordinary Shares under Rule 144 under the Securities Act or Regulation S, or pursuant to another exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that the Selling Securityholder will sell any or all of our Class A Ordinary Shares offered by this prospectus.

Broker-dealers engaged by the Selling Securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of Class A Ordinary Shares, from the purchaser) in amounts to be negotiated. In connection with sales of the Class A Ordinary Shares or otherwise, the Selling Securityholder may enter into derivative or hedging transactions with broker-dealers, other financial institutions or third parties, which may in turn engage in short sales of the Class A Ordinary Shares offered hereby in the course of hedging in positions they assume. The Selling Securityholder may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of Class A Ordinary Shares by the Selling Securityholder by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, rights, warrants or other securities that are offered with, convertible into or exchangeable for Class A Ordinary Shares. The Selling Securityholder may also sell Class A Ordinary Shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholder may also loan, pledge, hypothecate or sell Class A Ordinary Shares, including pursuant to repurchase, buy and sell back and similar transactions, to broker-dealers, other financial institutions or third parties that in turn may sell such shares.

If the applicable prospectus supplement indicates, in connection with derivative transactions, the broker-dealers, other financial institutions or third parties may sell Class A Ordinary Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer, other financial institution or third party may use Class A Ordinary Shares pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of Class A Ordinary Shares and may use Class A Ordinary Shares received from the Selling Securityholder in settlement of derivative transactions to close out any related open borrowings of Class A Ordinary Shares.

The Selling Securityholder and any broker-dealers or other third parties that are involved in selling Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions or discounts received by such broker-dealers or other third parties and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement will be distributed, which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or other third parties, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers or other third parties. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Class A Ordinary Shares will be borne by the Selling Securityholder.

Under the securities laws of some states, the Class A Ordinary Shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such Class A Ordinary Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

If the Selling Securityholder uses this prospectus for any sale of Class A Ordinary Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Securityholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will not receive any proceeds from the sale of Class A Ordinary Shares under this prospectus or any prospectus supplement.

We have agreed to pay all expenses of registration incurred in connection with the offering of Class A Ordinary Shares under this prospectus, except for any underwriting discounts, if any, selling commissions and stock transfer taxes applicable to the sale of Class A Ordinary Shares by the Selling Securityholder, all of which are to be paid by the Selling Securityholder.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of the Class A Ordinary Shares by the Selling Securityholder.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholder, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Expenses	Amount
SEC registration fee	$371.44
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*	These fees cannot be defined at this time.

Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

TAXATION

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Class A Ordinary Shares by a U.S. Holder. This discussion applies only to Class A Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, “Ordinary Shares” refer to Class A Ordinary Shares. This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;

●	persons that acquired Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

Based on our analysis of our income, assets, activities, and market capitalization, we believe that we were not a PFIC for U.S. federal income tax purposes, for the taxable year ended December 31, 2024. However, our PFIC status for any taxable year is a factual annual determination that can be made only after the end of the year and will depend on the composition of our income and assets and the value of our assets from time to time (including the value of our goodwill, which may be determined in large part by reference to the market price of the Ordinary Shares from time to time, which could be volatile). In addition, the risk of us being a PFIC for any taxable year will increase if our market capitalization declines substantially during that year. Furthermore, whether and to which extent our income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including our future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of our income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although we currently treat these items of income as active, such treatment is uncertain. Moreover, certain of our business activities generate passive income and, although the amount of such income is currently small, our risk of being a PFIC will increase if the proportion of our revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that we will not be a PFIC for our current or any future taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Ordinary Shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Ordinary Shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted tax basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Ordinary Shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Ordinary Shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Ordinary Shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of Ordinary Shares has been passed on by Ogier. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Bitdeer Technologies Group incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 21, 2025;

●	our Reports on Form 6-K furnished to the SEC on May 15, 2025; May 30, 2025; June 6, 2025; June 18, 2025; June 23, 2025; June 30, 2025; August 19, 2025 and

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 12, 2023, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F that we file with the SEC and all subsequent filings filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Bitdeer Technologies Group

08 Kallang Avenue

Aperia tower 1, #09-03/04

Singapore 339509

Tel: +65 62828220

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our currently effective memorandum and articles of association provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and executive officers in connection with the closing of the Business Combination. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 9. Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 10. Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(g) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporation by Reference Exhibit
Exhibit No.	Description of Document	Form	File No.	No	Filing Date
3.1	Amended and Restated Memorandum and Articles of Association of the Company, effective on April 13, 2023	20-F	001-41687	1.1	April 19, 2023
4.1	Specimen Ordinary Share Certificate of the Company	F-4	333-270345	4.1	March 23, 2023
4.2†	Subscription Agreement between Bitdeer Technologies Group and Tether International Limited, dated May 30, 2024	F-3	333-280041	4.2	June 7, 2024
4.3	Warrant to Purchase Ordinary Shares, dated May 30, 2024	F-3	333-280041	4.3	June 7, 2024
4.4†	Registration Rights Agreement between Bitdeer Technologies Group and Tether International Limited, dated May 30, 2024	F-3	333-280041	4.4	June 7, 2024
5.1**	Opinion of Ogier as to the validity of Class A Ordinary Shares
23.1**	Consent of MaloneBailey, LLP, an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
107**	Calculation of Filing Fee Table

**	Filed herewith.

†	Schedules and certain portions of the exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore, on August 26, 2025.

Bitdeer Technologies Group

By:	/s/ Jihan Wu
	Name:	Jihan Wu
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Jihan Wu, as his or her true and lawful attorney-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jihan Wu	Chairman of the Board and Chief Executive	August 26, 2025
Jihan Wu	Officer (Principal Executive Officer)

/s/ Yeow Beng Lim	Director	August 26, 2025
Yeow Beng Lim

/s/ Chao Suo	Director	August 26, 2025
Chao Suo

/s/ Jianchun Liu	Chief Financial Officer (Principal	August 26, 2025
Jianchun Liu	Financial and Accounting Officer)

/s/ Naphat Sirimongkolkasem	Director	August 26, 2025
Naphat Sirimongkolkasem

/s/ Sheldon Trainor-DeGirolamo	Director	August 26, 2025
Sheldon Trainor-DeGirolamo

/s/ Guang Yang	Director	August 26, 2025
Guang Yang

/s/ Lars Eivind Haugnes Naas	Director	August 26, 2025
Lars Eivind Haugnes Naas

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bitdeer Technologies Group, has signed this registration statement in New York, New York on August 26, 2025.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.